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                                                                     Exhibit 8.2

                       [LETTERHEAD OF LATHAM & WATKINS]

                                 June 13, 2000


Algos Pharmaceutical Corporation
1333 Campus Parkway
Neptune, New Jersey 07753-6815


Re:   Agreement and Plan of Merger dated as of November 26, 1999,
      By and among Endo Pharmaceuticals Holdings, Inc., Algos Pharmaceutical Corporation, and Endo Inc.

Ladies and Gentlemen:

          We have acted as tax counsel for Algos Pharmaceutical Corporation, a Delaware corporation ("Algos"), in connection with the proposed merger (the "Merger") of Algos with and into Endo, Inc. ("Endo"), a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo Pharmaceuticals"), pursuant to an Agreement and Plan of Merger, dated as of November 26, 1999 (the "Merger Agreement"), by and among Endo Pharmaceuticals, Algos, and Endo. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

          In connection with the filing by Algos of a registration statement (the "Registration Statement") on Form S-4, which includes the proxy statement/prospectus relating to the Merger Agreement, Algos has requested our opinion regarding certain United States federal income tax consequences of the Merger. In providing our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in (i) the Merger Agreement, (ii) the Registration Statement to be filed by Algos with the Securities and Exchange Commission (the "SEC"), to which this opinion appears as an exhibit, (iii) the certificates that will be delivered to us at the effective time of the Merger by


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June 13, 2000
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officers of Endo Pharmaceuticals and Algos, and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

          In addition, we have assumed that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          2. The Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement;

          3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects, and no such actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete in any material respect; and

          4. Any statements made in any of the documents referred to herein which are qualified by the limitation "to the knowledge of" or which are otherwise similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without qualification.

If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement and Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

     Based on such facts, assumptions and representations and subject to the limitation set forth in the Registration Statement, the statements in the Registration Statement set forth under the caption "Material U.S. Federal Income Tax Consequences of the Merger," to the extent such statements constitute matters of law or legal conclusions, are the opinion of Latham & Watkins as to the material federal income tax consequences relevant to holders of Algos common stock who, pursuant to the Merger, exchange their Algos common stock for Endo Pharmaceuticals common stock and warrants. Our opinion does not address U.S. federal income tax consequences, which may vary with, or are contingent upon, a shareholder's individual circumstances. In addition, our opinion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.

     This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and

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June 13, 2000
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there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you or your shareholders of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.

     This opinion is rendered to you for use in connection with the filing of the Registration Statement with the SEC and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.


                                    Very truly yours,


                                    /s/ Latham & Watkins


                                    LATHAM & WATKINS